Exhibit 10.6

INDEPENDENT SALES REPRESENTATION AND SUPPORT AGREEMENT

THIS SALES SUPPORT AGREEMENT (the “Agreement”) is entered into as of this 15th day of June, 2017, by and between PREDICTIVE TECHNOLOGY GROUP, INC. (“PREDICTIVE”) and FLAGSHIPSAILSRX, LLC, a Minnesota limited liability PREDICTIVE (“FLAGSHIP”).

Recitals

WHEREAS, PREDICTIVE is desirous of retaining FLAGSHIP, and FLAGSHIP is willing to be retained, on an independent contractor basis, to provide the services and work described in this Agreement, including both management and execution of product packaging, marketing and sales.

WHEREAS, PREDICTIVE and FLAGSHIP are desirous of merging PREDICTIVE and FLAGSHIP prior to the end of the Term of this Agreement

NOW, THEREFORE, in consideration of the mutual promises herein contained, it is agreed as follows:

1.

Definitions.  When used in this Agreement, the following terms have the following meanings:

“PREDICTIVE Services” means molecular diagnostics, accompanying therapeutics and human cell and tissue products that are offered by PREDICTIVE and its’ affiliates, Predictive Therapeutics and Predictive Biotech, to the Market Channel during the term of this Agreement.

“Competing Product” means a product or service that competes with or is a reasonable substitute for any PREDICTIVE Services.

“Confidential Information” means (a) any information of or regarding Grantor that is proprietary to Grantor or not generally known to the public, including, without limitation, records, specifications, developments, inventions, patent strategies, research activity, processes, methods, chemical formulations, designs, schematics, systems, clinical or medical algorithms, decision support systems, software, firmware, software architecture, information concerning vendors or suppliers, bills of material, equipment information, customer and prospective customer lists and related information, financial information, short-term and long-range plans, business policies, competitive strategies, sales information, pricing information, gross margin information, operating expense information, personnel information, information relating to clinical staffing and clinical staffing ratios, contract terms (including contract renewal dates), sales and marketing strategies and related information, and information relating to systems, equipment, products and services sold, leased or otherwise provided or furnished by Grantor, all of which are and will be the property of Grantor, solely and exclusively, absolutely and forever, and (b) with respect to PREDICTIVE as a Grantor, any information (i) of or regarding any Customer that is not generally known to the public, including, without limitation, records, specifications, developments, research activity, processes, methods, systems, information concerning vendors or suppliers, financial information, short-term and long-range plans, business policies, competitive strategies, sales information, and personnel information, and (ii) any information regarding any person (or group of persons) who is (are) a patient(s) of PREDICTIVE any Customer or to whom PREDICTIVE or any Customer provides equipment, products or services, including, without limitation, the identity(ies) of such person(s).

“Customer” means anyone who, at any time that this Agreement is in effect, (i) is (was) a customer or account of PREDICTIVE, or (ii) is (was) the subject of any marketing or solicitation effort by or on behalf of PREDICTIVE (including, without limitation, marketing or solicitation efforts by FLAGSHIP as part of the Services), or (iii) contacted PREDICTIVE or FLAGSHIP to inquire about any PREDICTIVE Services.

“Distributor” means anyone who, at any time that this Agreement is in effect, (i) is (was) a customer or account of PREDICTIVE, or (ii) is (was) the subject of any marketing or solicitation effort by or on behalf of PREDICTIVE (including, without limitation, marketing or solicitation efforts by FLAGSHIP as part of the Services), or (iii) contacted PREDICTIVE or FLAGSHIP to inquire about any PREDICTIVE Services.

“Effective Date” shall mean June 15th, 2017.

“Grantee” means either PREDICTIVE or FLAGSHIP as a recipient of Confidential Information from the other.

“Grantor” means either PREDICTIVE or FLAGSHIP as a provider of Confidential Information to the other.

“Market Channel” means health insurers, health care plans, physicians, distributors and other health care entities or providers in the Territory.

“Person” means individuals as well as entities, associations and organizations.

“Personnel” means employees of FLAGSHIP who are engaged in any manner in the performance of Services.

“Project” means the various Services to be performed by FLAGSHIP under this Agreement for PREDICTIVE as described on Exhibit A attached hereto and incorporated herein and the licensed use of the Licensed Intellectual property, all related to the distribution and expansion of PREDICTIVE’s marketing platform.

“Rates and Fees” means the compensation to be paid to FLAGSHIP for the Services as set forth on Exhibit B attached hereto and incorporated herein.

“Services” means the independent sales representation and related services that are as described on Exhibit A.

“Territory” means the United States of America.

“Trade Area” means (a) the Territory, and (b) any country outside of the Trade Area in which PREDICTIVE conducts business or actively prepares to conduct business at any time that this Agreement is in effect.

2.

Engagement.

A.

Services.  FLAGSHIP agrees to provide the Services for PREDICTIVE and its affiliates.  FLAGSHIP shall faithfully perform all Services hereunder in a professional manner that does not reflect adversely on PREDICTIVE and in accordance with all applicable laws.  In the performance of Services, FLAGSHIP will follow the reasonable instructions of PREDICTIVE with respect to PREDICTIVE’s interests and needs.

3.

Staffing and Personnel.

FLAGSHIP shall provide all Personnel necessary for the proper and effective performance of the Services. FLAGSHIP agrees that, to the extent their presence is reasonably required (and except for emergencies or other situations beyond their reasonable control), all Personnel shall attend all sales events that are scheduled and one of them along with the designated account executives shall attend weekly or biweekly meetings (as specified by PREDICTIVE) reporting on progress in the provision of the Services and execution of the plan for the Project.

All Personnel shall have experience in the sales of health care services and shall be competent and with the skills and abilities to provide the Services at a proficient level.  All Personnel shall have all licenses, permits and authorizations to perform the Services.   No Personnel shall be excluded or suspended from participation in any state or federally funded health care program (including the Medicare and Medicaid Programs) and no Personnel shall have been convicted of a crime that substantially relates, in the reasonable judgment of PREDICTIVE, to the Services to be performed hereunder (including the reputation of PREDICTIVE in the marketplace and its interest in obtaining sales).

All Personnel shall be subject to the initial and ongoing approval of PREDICTIVE (which approval shall not be unreasonably withheld).  Without limiting the forgoing, FLAGSHIP will not use any person as Personnel unless such person has been interviewed by PREDICTIVE and approved by PREDICTIVE(which approval shall not be unreasonably withheld).  The entire FLAGSHIP team shall devote such of their time as shall be necessary to assure the satisfactory performance, in the reasonable judgment of PREDICTIVE, of the Services.    If PREDICTIVE wishes to withdraw its approval of any Personnel hereunder, PREDICTIVE shall first discuss with FLAGSHIP the reason for its withdrawal of approval before its approval is withdrawn.  Upon such withdrawal, FLAGSHIP shall not utilize such disapproved Personnel in work under this Agreement.

FLAGSHIP shall also exercise commercially reasonable efforts to maintain the continuity of the Personnel with respect to the Project.  FLAGSHIP shall only remove Personnel if such removal is approved by PREDICTIVE (which approval shall not be unreasonably withheld).  Nothing contained herein shall be deemed to prohibit or affect FLAGSHIP’s right to terminate any employee of FLAGSHIP or hold FLAGSHIP responsible for employees who terminate their employment with FLAGSHIP (but it does affect the assignment of FLAGSHIP employees to the provision of Services for PREDICTIVE).

At all times during the term of this Agreement, FLAGSHIP shall have no fewer than three (3) full-time persons (as the term “full time” is commonly used and understood) serving as Personnel and actively engaged in the direct selling activities, that are a part of the Services, with each of such persons dedicating no less than one hundred percent (100%) of his or her working time exclusively to such activities. At all times during the term of this Agreement, FLAGSHIP shall have no fewer than one (1) chief sales officer Personnel and actively engaged in the management and direction of  product packaging, market positioning, market messaging, channel strategy and direct selling activities, that are a part of the Services, with such person dedicating no less than ninety percent (90%) of his or her working time exclusively to such activities. At all times during the term of this Agreement, FLAGSHIP shall have no fewer than one (1) chief marketing officer Personnel and actively engaged in the management and direction of  product packaging, market positioning, market messaging, channel strategy and direct selling activities, that are a part of the Services, with such person dedicating no less than seventy-five percent (75%) of his or her working time exclusively to such activities, reporting to PREDICTIVE personnel as determined by PREDICTIVE.

PREDICTIVE acknowledges and agrees that the success of the Project is dependent upon the mutual cooperation of FLAGSHIP and PREDICTIVE.  PREDICTIVE acknowledges and agrees that it shall reasonably cooperate with FLAGSHIP as reasonably requested to establish goals and objectives, set priorities, facilitate communications, provide notice of concerns, provide appropriate information as may be requested from time to time by FLAGSHIP and provide access to such PREDICTIVE staff as requested by FLAGSHIP.  FLAGSHIP acknowledges that at times PREDICTIVE and its employees may not be available.  FLAGSHIP will use reasonable efforts to give PREDICTIVE reasonable advance notice of resource needs from PREDICTIVE and to be flexible in scheduling so as to accommodate PREDICTIVE and its needed personnel.

4.

Daily, Weekly, Bi-Weekly, Planning Meetings and Reports.

At the daily, weekly or biweekly meetings described herein, FLAGSHIP shall  converge with PREDICTIVE to discuss the Services to be provided, FLAGSHIP’s sales plan, the particular health plans, payers, physicians or other entities that FLAGSHIP plans to solicit for sales, and other matters reasonably requested by PREDICTIVE.  FLAGSHIP shall, on a bi-weekly basis, provide to PREDICTIVE a list of health plans, payers, physicians and other entities not previously identified to PREDICTIVE that have been solicited by FLAGSHIP during such bi-weekly period.

In addition to daily, weekly or biweekly meetings, FLAGSHIP shall keep PREDICTIVE informed, at least monthly, of the work it has performed and progress made.

5.

FLAGSHIP Warranties, Representations and Covenants.

A.

FLAGSHIP warrants and represents to and covenants with PREDICTIVE that:

i.

all Services to be provided under this Agreement shall be performed in a professional, competent and timely manner;

ii.

it shall at all times observe and comply with all rules, laws and regulations now existing or hereafter promulgated that are applicable to the providing of Services hereunder and its staff providing services to PREDICTIVE under this Agreement shall maintain in good standing all licenses or permits required by applicable law to perform the Services;

iii.

it shall perform Services in a manner believed to be in the best interests of PREDICTIVE and shall refrain at all times and require all of its personnel to refrain at all times from making any disparaging or false statements about PREDICTIVE or any of its affiliates; and

iv.

Without limitation, any written or web marketing or materials that FLAGSHIP intends to use hereunder, shall be approved in advance by PREDICTIVE.

6.

Rates, Fees and Commissions.

A.

As compensation for the Services, PREDICTIVE shall pay FLAGSHIP the Rates, Fees and Commissions set forth on Exhibits B and Exhibit C hereto.  The total amounts payable to FLAGSHIP under this Agreement shall in no event exceed the amounts set forth on Exhibit B and Exhibit C unless there is an agreement to the contrary signed in advance by PREDICTIVE and FLAGSHIP.  The Rates and Fees are FLAGSHIP’s entire compensation, which may include, in addition to rates fees and commission, warrants to purchase common stock outlined in Exhibit B, for the Services and include payment for all work and activities to be provided by FLAGSHIP as a part of the Services, including, without limitation:

Management.  Recruit and train sales force.  Provide education, sales planning, strategy and team sales.  Set direction, assist with the sales process, and attend meetings with PREDICTIVE when appropriate with third parties.

Account Management.  Manage and oversee various aspects of the Project as needed, conduct marketing processes and proposals and interact and collaborate with all internal PREDICTIVE staff.

Account Executives.  Direct selling of PREDICTIVE Services in the Market Channel, growing PREDICTIVE’s market share in the Market Channel, reviewing accounts, servicing accounts, in person meetings, provide input to strategic sales and marketing activities for PREDICTIVE in the Market Channel, report to PREDICTIVE using Salesforce.com, attend the meetings and events described in Section 3 above, and otherwise communicate and interface with PREDICTIVE as appropriate and/or as directed by PREDICTIVE.

Shared Services:  Provide guidance, strategic oversight and subject matter expertise to the account executive team.  Make or assist in facilitating key connections within the Market Channel.

Recruitment:  Costs associated with the talent search including, but not limited to, advertisement placement, miscellaneous travel, and expenses and/or testing, if applicable.

Infrastructure Set Up.  Fee allocation is $900 Salesforce.com.

For the avoidance of doubt in that regard, all of the above described work and activities is/are included in the Services.

B.

PREDICTIVE shall pay FLAGSHIP incentive compensation as defined in Exhibit C for “sales generated by FLAGSHIP” for members or patients accessing products through newly contracted customers as well as maintenance and growth of existing customers.

C.

PREDICTIVE shall reimburse FLAGSHIP for PREDICTIVE pre-approved reasonable and necessary out-of-pocket expenses incurred for the following categories:

i.

Events.  Events are activities planned in advance to attract potential groups or entities to purchase the services of PREDICTIVE.  An event must be approved by PREDICTIVE in writing and in advance and PREDICTIVE personnel shall be invited to the event.  If applicable, each approval request will specify a limit on the expenses to be paid to FLAGSHIP by PREDICTIVE.

ii.

Travel and Entertainment.  Travel and entertainment reasonably necessary and designed to achieve sales of PREDICTIVE Services of PREDICTIVE shall be reimbursed by PREDICTIVE based on submitted invoices and PREDICTIVE’s regular expense reimbursement guidelines and procedures (i.e., the expense reimbursement guidelines and procedures employed by PREDICTIVE with regard to its employees. FLAGSHIP shall not be entitled to reimbursement for any entertainment expense that relates to an activity or is in an amount that is not permitted by PREDICTIVE with regard to its employees or that FLAGSHIP knows, or in the exercise of reasonable judgment should know, is not permitted by a prospective customer (or prospective customers generally) in the Market Channel.

iii.

Other Expenses.  Any other expenses incurred by FLAGSHIP that directly relate to services provided to PREDICTIVE must be approved in writing and in advance of the expenditure if they are to be submitted for reimbursement.

D.

Recurring monthly payments set forth on Exhibit B, (namely the Management Fee, the Account Management Fee, the Shared Services Fee, and the Account Executives Fee), if applicable, shall be paid in advance on the first day of each calendar month; provided, however, that Account Executive Fees will not be paid for an Account Executive until that Account Executive has been hired and begins the performance of Services.  The first payment for the Management Fee, the Account Management Fee and the Shared Services Fees shall be made in full (but pro-rated for a partial month) within ten (10) days of execution of this Agreement.  The first payment for the Account Executives Fee shall be made once such Personnel begin performance of the Services (on a pro-rated basis if other than the first day of the month).  Except as provided above, all payments for Management Fees, Account Management Fees, and Shared Services Fees shall be made in advance on the first day of a calendar month without an invoice; provided, however, an invoice is required for the initial monthly payment or any time the monthly payment changes.  All other payments shall be made based on submitted invoices.  All invoices (except for Commissions) shall contain the following:  a specification of the amount of the fee; the contract section involved and for expenses, the expenses incurred.  All invoices shall be payable by PREDICTIVE within thirty (30) days of receipt of such an invoice.  Payment for Commissions shall be paid in the manner set forth in Exhibit C.

7.

Term and Termination.

A.

Term.  The term of this Agreement shall commence upon execution of this Agreement and continue through February 28, 2019, unless earlier terminated in accordance with this Section 7, PREDICTIVE and FLAGSHIP complete a merger or acquisition, or unless the term is extended through the written agreement of the parties hereto.

B.

Termination.  The Agreement may be terminated as follows:

i.

by either party, in its sole discretion for any or no reason, by providing the other party with not less than one hundred eighty (180) days prior written notice; or

ii.

by FLAGSHIP, if PREDICTIVE fails to make a payment when due which failure continues for ten (10) days after written notice; or

iii.

if a party breaches any material obligation (other than a required payment by PREDICTIVE, which is handled in B(ii) above) and such breach continues for thirty (30) days after written notice to the breaching party specifying the breach; or

iv.

by either party if a merger or acquisition is not executed prior to the end of the Term of this agreement, unless the Term is extended per Section 7(A) above

C.

Final Invoice.  In the event of a termination under Section 7(B) above, PREDICTIVE shall pay FLAGSHIP all amounts due FLAGSHIP under this Agreement in respect of Services performed through the date of such termination.  PREDICTIVE will make payment of such amounts within thirty (30) days following receipt of proper invoice therefor from FLAGSHIP.

8.

Insurance.

FLAGSHIP shall obtain and maintain at all times:

A.

Worker’s Compensation insurance as required by and in compliance with all applicable laws.

B.

Errors and omissions coverage for its agents and employees from an insurer licensed to do business in Wisconsin in amounts of at least $1,000,000 per occurrence and $3,000,000 in annual aggregate, naming PREDICTIVE as an additional insured.

C.

Employer’s Liability insurance with coverage limits of not less than $1,000,000 per occurrence.

D.

Comprehensive or Commercial General Liability insurance which (i) names PREDICTIVE as an additional insured, (ii) provides coverage with limits of not less than $2,000,000 per occurrence and $3,000,000 in the aggregate, and (iii) provides coverage on an “occurrence” (as opposed to a “claims made” basis).

E.

Automobile Liability insurance which (i) names PREDICTIVE as an additional insured, and (ii) provides coverage with limits of not less than $1,000,000 combined single limit.

All policies of and for insurance required under this Section 8 will (i) be maintained with an insurance PREDICTIVE that is reasonably acceptable to PREDICTIVE, (ii) provide that such insurance will be primary and “first dollar” vis-à-vis any insurance coverage(s) maintained by PREDICTIVE, and (iii) provide that PREDICTIVE will receive no less than thirty (30) days advance written notice, by certified mail, return receipt requested, prior to any cancellation, termination, non-renewal or amendment thereof.  Prior to beginning the Services, and from time to time thereafter, FLAGSHIP will provide PREDICTIVE such certificates of insurance and other documents or instruments requested by PREDICTIVE to evidence the existence of the insurance required under this Section 8.

9.

Indemnification.

FLAGSHIP shall indemnify and hold PREDICTIVE harmless from and against any and all actions, claims, demands, causes of action, expenses (including reasonable attorneys’ fees) and/or liability or loss suffered or incurred by PREDICTIVE arising or resulting from, or relating to:

A.

the failure of FLAGSHIP to perform any of its obligations under this Agreement or any agreement between FLAGSHIP and PREDICTIVE, including, without limitation, the Business Associate Agreement attached hereto as Exhibit E and hereby made a part hereof; or

B.

any negligence or willful misconduct of FLAGSHIP, its employees or agents in the performance of Services or otherwise in connection with this Agreement or any other agreement between FLAGSHIP and PREDICTIVE.

The PREDICTIVE shall indemnify and hold FLAGSHIP harmless from and against any action, claim, demand, or cause of action asserted against FLAGSHIP by a third party seeking to impose liability upon FLAGSHIP for a failure of PREDICTIVE to perform any of its obligations under this Agreement or any failure of any PREDICTIVE Service to comply with any warranty made by PREDICTIVE, and all losses, damages, liabilities or expenses, including without limitation, reasonable legal fees and costs, suffered or incurred by FLAGSHIP as a result of such action, claim, demand, or cause of action.

In the event either party (the “Indemnitee”) seeks indemnification from the other (the “Indemnitor”) pursuant to this Section 9 with respect to a third party claim against the Indemnitee for which the Indemnitee is entitled to indemnification hereunder, then the Indemnitee shall promptly notify FLAGSHIP of such claim (but no delay in providing such notification shall limit the Indemnitee’s right to indemnification hereunder).  Provided that is does so in a competent, timely and diligent manner, with legal counsel reasonably acceptable to the Indemnitee, the Indemnitee shall allow the Indemnitor to assume and provide the Indemnitee’s defense of such claim.  Neither the Indemnitee nor the Indemnitor shall not settle any such claim without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned, or delayed.

10.

Confidentiality.

A.

Grantee will keep all Confidential Information, whether written or oral, whether in tangible or intangible form, whether known to Grantee as of the date of this Agreement or later received, strictly confidential, and, except as is expressly permitted in writing by Grantor, will not disclose, make available or divulge any Confidential Information to any person.

B.

Grantee will use Confidential Information solely for the purposes of preparing and submitting proposals to Grantor and, if Grantor and Grantee enter into a written agreement for the provision of products or services to Grantor, performing under that agreement.  Grantee will not use any Confidential Information for any other purpose whatsoever.

C.

Grantee will store all Confidential Information that is in tangible or electronic form in a safe place, and will take the same action in protecting that Confidential Information from being acquired by or disclosed to unauthorized persons as it takes with respect to its own confidential or proprietary information, but not less than commercially reasonable action.

D.

At the request of Grantor, Grantee will: (a) return all Confidential Information that is in tangible form to Grantor; (b) permanently delete or destroy all Confidential Information that is in electronic form, and certify such deletion or destruction to Grantor in writing; and (c) either (i) provide Grantor all notes and memoranda created by Grantee relative to any Confidential Information, or (ii) destroy all such notes and memoranda and certify such destruction to Grantor in writing.

E.

Grantee will keep all discussions that it has with Grantor strictly confidential and will not disclose the existence, occurrence or substance of any of those discussions to any person, for any purpose whatsoever, without the prior written consent of Grantor.

F.

Grantee’s obligations under this Section 10 are perpetual and will survive, and continue following, any expiration or termination of this Agreement; provided, however, that Grantee’s obligations under this Section 10 with regard to any particular Confidential Information shall cease and expire if and when such Confidential Information becomes generally available to the public other than by reason of disclosure by Grantee.

G.

If Grantee is required by law, regulation or court order to disclose Confidential Information, and so doing would violate the terms of this Agreement, Grantee may make such disclosure without being in violation of this Agreement if (i) Grantee provides Grantor advance written notice of the making of such disclosure (unless Grantee is precluded from doing so by applicable law, regulation or court order) in order that Grantor may seek a protective order or other appropriate remedy from the proper authority, (ii) Grantee cooperates with Grantor, at the expense of Grantor and in any way reasonably requested by Grantor, in Grantor’s efforts to obtain such order or other remedy, and (iii) if Grantor is not successful in obtaining such order or other remedy, Grantee makes only the disclosure that is specifically required by such law, regulation or court order.

11.

Restrictive Covenants.

A.

FLAGSHIP shall only perform the Services with respect to the Market Channel, and neither FLAGSHIP nor any Personnel shall perform any Services with respect to any person that is outside of the Market Channel.

B.

FLAGSHIP agrees, for itself and all Personnel, that during the term of this Agreement and for a period of two (2) years after the termination or expiration of this Agreement, neither FLAGSHIP nor any Personnel shall, directly or indirectly: (i) anywhere within the Trade Area, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control of, or be employed by, or act as a consultant or advisor to, or representative of, or be connected in any manner with, anyone that is engaged in, the development, design, manufacture, promotion, marketing, sale or lease or provision of any Competing Product;  (ii) solicit, or participate in the solicitation of, any Customer for the purpose of promoting, marketing or selling any Competing Product; (iii) sell, lease or otherwise provide or furnish any Competing Product to any Customer, even if that sale, lease or provision was not solicited by FLAGSHIP or any Personnel; (iv) induce or attempt to induce any Customer to discontinue any relationship that it may have with PREDICTIVE; or (v) employ, or offer employment to, anyone who is then employed with PREDICTIVE, or was employed with PREDICTIVE at any time during the then most recent 24 month period, or induce anyone employed with PREDICTIVE to discontinue his or her employment with PREDICTIVE.

C.

PREDICTIVE agrees that, during the term of this Agreement and for a period of two (2) years after the termination or expiration of this Agreement, it will not to employ, or offer employment to, anyone who is then employed by FLAGSHIP, or was employed with FLAGSHIP at any time during the most recent 24 month period, or induce anyone employed with FLAGSHIP to discontinue his or her relationship with FLAGSHIP, unless mutually agreed by both parties.

FLAGSHIP may from time to time submit proposals to PREDICTIVE with regard to opportunities to sell PREDICTIVE Services outside of the Market Channel.  PREDICTIVE may consider such proposals in its discretion and no such proposal shall be considered to have been accepted or approved by PREDICTIVE unless a definitive written agreement, or an amendment to this Agreement, is prepared and executed by PREDICTIVE (by PREDICTIVE’s President) and FLAGSHIP with regard to such proposal.

12.

Independent Contractor/No Joint Venture/Names.

The relationship between the parties is not that of partners, employer/employee or joint venturers.  Rather, the parties are independent contractors.  In all actions and for all reporting the parties shall treat their relationship solely as that of independent contractors.  FLAGSHIP shall conduct its business and affairs (including its activities under this Agreement) in PREDICTIVE name and not in the name of FLAGSHIP.  With the exception of marketing or promotional materials furnished to FLAGSHIP by PREDICTIVE, FLAGSHIP shall not use PREDICTIVE’s name (or any of its trademarks, service marks, trade names, logos or other commercial symbols) in any marketing, promotional or other materials without first obtaining the written approval of PREDICTIVE.  FLAGSHIP is authorized to make representation or warranty to the Market Channel on behalf of PREDICTIVE or with regard to PREDICTIVE or any PREDICTIVE Services, and FLAGSHIP shall indemnify and hold PREDICTIVE harmless from and against any and all losses, costs or damages, however characterized or defined, including reasonable attorneys’ fees, incurred by, asserted against or imposed upon PREDICTIVE as a result of any such representation or warranty made by FLAGSHIP.  FLAGSHIP acknowledges that PREDICTIVE is the owner of all trademarks, service marks, trade names, logos and other commercial symbols that relate to PREDICTIVE Services, including, without limitation, those that appear in advertising or promotional materials relating to PREDICTIVE Services or on any materials or equipment used in the delivery of PREDICTIVE Services, and all rights and interests therein, and FLAGSHIP shall not have or assert any right, claim or interest therein or thereto.

13.

Exclusivity.

PREDICTIVE has contracted FLAGSHIP to manage PREDICTIVE services outlined in Exhibit A. PREDICTIVE’s engagement of FLAGSHIP under this Agreement is exclusive per the services provided by FLAGSHIP to PREDICTIVE in Exhibit A. FLAGSHIP and PREDICTIVE may grant others the right to, promote, market and sell PREDICTIVE Services in the Market Channel during the term of this Agreement under Exhibit A.

14.

Books and Records.

FLAGSHIP shall maintain true, accurate and complete records and accounts of all transactions arising out of this Agreement.  All data maintained by FLAGSHIP concerning PREDICTIVE or the Services, or material maintained in, Salesforce.com, shall be the property of PREDICTIVE, constitute Confidential Information, and be delivered to PREDICTIVE upon request or expiration or termination of this Agreement.  PREDICTIVE shall also have access to all other records and documents held by FLAGSHIP relating to the Services as reasonably required by PREDICTIVE in connection with the operation of the Project upon request.  Upon the expiration or termination of this Agreement, FLAGSHIP shall provide copies of all such records and documents to PREDICTIVE.

15.

Assignment.

FLAGSHIP may not assign or transfer this Agreement, including by operation of law, without the prior written consent of PREDICTIVE.  It is understood that PREDICTIVE may assign this Agreement to an affiliate or in connection with the transfer or assignment of other assets of PREDICTIVE without FLAGSHIP’s approval.

16.

Force Majeure.

Neither party hereto shall be liable for any delay, unavailability, failure of delivery or the non-performance of this Agreement attributable to any acts of God, terrorism, war, riot, embargo, acts of civil and military authority, fires, floods or any other circumstances or cause beyond their reasonable control.  The failure to pay any money cannot be excused by force majeure.

17.

Injunctive Relief – Blue Pencil.

A.

Any breach of Sections 10 or 11 above by a party will cause the other party irreparable harm for which there is no adequate remedy at law, and each  party shall be entitled and shall receive from any court of competent jurisdiction, in addition to any other rights or remedies that may be available to it hereunder or under applicable law, an injunction enjoining any breach of Sections 10 or 11 above.  Neither party shall be required to post a bond (or provide any other manner of security) in connection with any such injunction.

B.

If any provision of Sections 10 or 11 above is found to be unenforceable by reason of its scope or duration, or the area or subject matter covered thereby, the court making such determination will reduce or modify the scope, duration, subject matter or area of that provision to the extent that allows the maximum scope, duration, subject matter or area permitted by applicable law.

18.

Governing Law; Venue; Waiver of Jury Trial.

This Agreement shall be governed and interpreted by the internal laws of the State of Utah (except for conflict of law provisions that would apply the law of a different jurisdiction).  Venue for any dispute hereunder shall be exclusively in the Nevada circuit court for Salt Lake City County, Utah.  Both parties waive trial by jury in any action hereunder.

19.

Notices.

Any notice hereunder shall be in writing and shall be hand delivered, sent by recognized overnight delivery service or mailed U.S. mail, fees prepaid, certified mail, return receipt requested.

if to PREDICTIVE, to: PREDICTIVE TECHNOLOGY GROUP, INC, 2749 East Parleys Way, Suite 2100, Salt Lake City, UT 84109 Attn: President

and, if to FLAGSHIP, to: FLAGSHIPSAILSRX, LLC, 23505 Smithtown Road, Suite 200,  Excelsior, MN 55331 Attn: Managing Partner.

Notice shall be deemed effective when hand delivered or delivered by courier or five (5) days after deposited in the U.S. mail, as described above.  Either party may change the address for notice, by a notice given in conformance with this Notice provision.

20.

Amendment.

This Agreement may only be amended by a written document signed by both parties hereto.

21.

Entire Agreement.

This Agreement and the exhibits hereto constitute the entire understanding between the parties with regard to the subject matter addressed herein and supersedes all prior agreements and understandings, oral or otherwise, between PREDICTIVE and FLAGSHIP with regard to such subject matter.

22.

Headings.

Headings or titles to any of the Sections are for identification purposes only and shall not be construed as a substantive part of any Section.

23.

Severability.

If any provision hereof is determined to be unenforceable, such provision shall be severed from this Agreement without affecting the effectiveness and enforceability of any other provision of this Agreement.

24.

Survival.

The terms and provisions of this Agreement that by their sense and content are intended to survive the performance hereof by either or both parties (including, without limitation, Sections 10 and 11 hereof) shall so survive the completion of performance or termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PREDICTIVE TECHNOLOGY GROUP, INC.

By: /s/ Bradley C. Robinson

          Bradley C. Robinson

Title: President and CEO

FLAGSHIPSAILSRX, LLC

By:/s/ Timothy Lacy

          Timothy Lacy

Title: Managing Partner

EXHIBIT A

SERVICES

1.         INDEPENDENT SALES REPRESENTATIVE.  FLAGSHIP shall act as an independent sales management and sales representative of PREDICTIVE with regard to PREDICTIVE Services in the Market Channel.

2.

FLAGSHIP DUTIES.  Without limiting any other provision of this Agreement, FLAGSHIP shall:

(a)

Use commercially reasonable efforts to market and sell PREDICTIVE Services in the Market Channel;

(b)

Create initial and subsequent sales and marketing plan, including a timeline, for PREDICTIVE’s marketable products and services

(c)       Create initial and subsequent sales and marketing budgets for PREDICTIVE’s marketable products and services

(d)       Staff agreed upon leadership, sales and marketing personnel in support of the agreed upon sales and marketing plan, and execute those plans

(e)       Develop marketing materials in collaboration with PREDICTIVE

(f)       Procure and customize targeted physician marketing information and operationalize customer relationship management system and reporting

(g)       Identify and manage prioritized presence at academic society and industry trade show events

(h)       Meet in person with each Customer and Distributor to whom FLAGSHIP has sold PREDICTIVE Services for the purpose of promoting additional PREDICTIVE Services to such Customer, addressing any problems or concerns that such Customer may have with regard to PREDICTIVE Services, and otherwise maintaining and improving PREDICTIVE’s relationship with such Customer;

(i)       Make reasonably effective use of any promotional or marketing aids and materials furnished to FLAGSHIP by PREDICTIVE with regard to PREDICTIVE Services;

(j)

From time to time, provide PREDICTIVE such information as PREDICTIVE may reasonably request with regard to FLAGSHIP’s activities under this Agreement;

(k)

From time to time, at the request of PREDICTIVE, assist PREDICTIVE in the investigation and handling of any complaints that relate to PREDICTIVE Services sold by FLAGSHIP;

(l)

Via Salesforce.com or other reporting systems, compile and maintain complete, detailed and accurate records of all sales calls or presentations made by FLAGSHIP with regard to PREDICTIVE Services, showing such information as PREDICTIVE may reasonably prescribe, and make such records available to PREDICTIVE at its request for inspection and/or copying;

(m)

For each Customer and Distributor sale of PREDICTIVE Services made by FLAGSHIP, complete and present to PREDICTIVE, for consideration by PREDICTIVE, a Services Agreement or Order Forms in such form as is then in use by PREDICTIVE;

(n)

Conduct its business and affairs in a manner that preserves and enhances the reputation and goodwill of PREDICTIVE;

(o)

Abide by and adhere to any and all reasonable policies of PREDICTIVE which are communicated to FLAGSHIP in writing; and

(p)

Comply with all reasonable requests or instructions received from PREDICTIVE from time to time with regard to the marketing or sale of PREDICTIVE Services or the conduct of its affairs under this Agreement.

3.         PREDICTIVE DUTIES.

(a)       Provide marketable products and services initially under PREDICTIVE’s Biotech division and subsequently under PREDICTIVE’s Therapeutic division.

(b)       Provide ongoing product design and packaging for PREDICTIVE’s product and services

(c)       Collaborate with FLAGSHIP to develop and enhance product design, product packaging, market positioning, channel support and sales execution

(d)       Provide FLAGSHIP with exclusive distribution rights to PREDICTIVE’s owned or licensed products and services, including current and future Distributors, excluding current Customers or named accounts

(e)       Provide one (1) board seat on PREDICTIVE’s Board of Directors, subject to regulatory governance and guidance

(f)       Provide on officer level position or designation to support performance of Services listed herein

4.

SERVICES AGREEMENTS.  The content of all agreements under which PREDICTIVE Services are provided (“Services Agreements”) shall be determined by PREDICTIVE in its sole and absolute discretion.  All Services Agreements shall be executed by PREDICTIVE, and no Services Agreement shall be executed by FLAGSHIP.  PREDICTIVE hereby reserves the right to refuse to enter into any Services Agreement or otherwise reject any opportunity to provide Services presented to it by FLAGSHIP.  PREDICTIVE shall at all times have the right, in its sole and absolute discretion, to terminate any Services Agreement.

EXHIBIT B

BASE COMPENSATION FOR FEES AND SERVICES

(Excludes Incentive Compensation Described In Exhibit C of Agreement)

(Fees And Services Listed Below Are For Budgeting And Tracking Purposes Only, FLAGSHIP Bears The Cost Of All Fees And Services In Exhibit B)

	Management Fees*	Account Management	Account Executives*	Recruitment Fees	Total*
2017
February	41,678	Included	36,250	Included	77,928
March	41,678	Included	36,250	Included	77,928
April	41,678	Included	36,250	Included	77,928
May	41,678	Included	36,250	Included	77,928
June	41,678	Included	50,750	Included	92,428
July	41,678	Included	50,750	Included	92,428
August	41,678	Included	58,000	Included	99,678
September	41,678	Included	58,000	Included	99,678
October	41,678	Included	58,000	Included	99,678
November	41,678	Included	58,000	Included	99,678
December	41,678	Included	58,000	Included	99,678
Total 2017	458,458		$536,000		$994,458
2018

January	41,678	Included	58,000	Included	99,678
February	41,678	Included	58,000	Included	99,678
March	41,678	Included	58,000	Included	99,678
April	41,678	Included	58,000	Included	99,678
May	41,678	Included	58,000	Included	99,678
June	41,678	Included	58,000	Included	99,678
July	41,678	Included	58,000	Included	99,678
August	41,678	Included	58,000	Included	99,678
September	41,678	Included	58,000	Included	99,678
October	41,678	Included	58,000	Included	99,678
November	41,678	Included	58,000	Included	99,678
December	41,678	Included	58,000	Included	99,678
Total 2018	$500,136		$696,000		$1,196,136

2019
January	41,678	Included	58,000	Included	99,678
February	41,678	Included	58,000	Included	99,678
Total 2019	$83,356		$116,000		$199,356

Total 2017-2018	$1,041,950		$1,348,000		$2,389,950

Account Executives will also qualify for additional incentive compensation related to sales of PREDICTIVE Services, which shall be paid to FLAGSHIP in accordance with Exhibit C of this Agreement.

WARRANTS TO PURCHASE COMMON SHARES AWARDS

FLAGSHIP CORPRATE TABLE
Milestone	Warrants with exercise price of $.50 per common share and five year expiration date*
Upon Contract Signature	4,800,000 Warrants to Purchase Common Shares of Predictive
$833,333 Monthly Gross Revenue	4,800,000 Warrants to Purchase Common Shares of Predictive
$1,666,666 Monthly Gross Revenue	2,400,000 Warrants to Purchase Common Shares of Predictive
Accelerated Vesting of Milestone Related Common Shares Listed Above - Acquisition, Significant Investment, Change of Control, Adverse Regulatory Guidance	12,000,000 Warrants to Purchase Common Shares of Predictive

*Warrants referred to in table above automatically accelerate should PREDICTIVE products or services be materially limited by adverse regulatory guidance, a change of control, FLAGSHIP acquisition by PREDICTIVE or significant strategic partner investment requiring accelerated product product, marketing and sales execution.

*FLAGSHIP must enter into a subscription agreement with representations and warranties evidencing that the sale of the shares is exempt from applicable federal and state securities laws and which subscription agreement contains such other terms as are satisfactory to PRED in its sole discretion.

Warrant agreement will be substantially similar to Warrant Certificate below.

WARRANT

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK DELIVERABLE UPON EXERCISE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (A) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (B) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

No _________

       ________ Shares

WARRANT TO PURCHASE COMMON STOCK

OF

PREDICTIVE TECHNOLOGY GROUP, INC.

(Subject to Adjustment)

THIS CERTIFIES THAT, for value received, ___________ (“Holder”), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after the date hereof (the “Effective Date”), to purchase up to _____________ shares of common stock, par value $0.001 per share (the “Common Stock”), from Predictive Technology Group, Inc., a corporation (the “Company”), at an exercise price per share equal to $0.50 (the “Purchase Price”).  This Warrant shall expire at 5:00 p.m. mountain time on _____________ (the “Expiration Date”).  Both the number of shares of Common Stock purchasable upon exercise of this Warrant (the “Warrant Shares”) and the Purchase Price are subject to adjustment and change as provided herein.

CERTAIN DEFINITIONS.  As used in this Warrant the following terms shall have the following respective meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“Common Stock” shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

“Fair Market Value” or “FMV” of a share of Common Stock as of a particular date shall mean:

If traded on a securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the five (5) business days ending immediately prior to the applicable date of valuation;

If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 14-day period ending immediately prior to the applicable date of valuation; and

If there is no active public market, the Fair Market Value shall be the value as determined in good faith by the Company’s Board of Directors upon a review of relevant factors, including due consideration of the Registered Holders’ determination of the value of the Company.

“SEC” shall mean the Securities and Exchange Commission.

EXERCISE OF WARRANT

Payment.  Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the “Notice of Exercise”), duly executed by the Holder, at the address of the Company as set forth herein, and as soon as practicable after such date, surrendering this Warrant at the address of the Company, and either providing payment, by check or by wire transfer, of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the “Exercise Amount”), or electing, by written notice to the Company on the Notice of Exercise duly executed by the Holder, to receive a number of Warrant Shares, determined in accordance with the formula set forth below (the “Election”), in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

X= Y(A-B)
A

Where X =

The number of Warrant Shares to be issued to the Holder upon an Election.

Y  =

The number of Warrant Shares in respect of which this Warrant is being exercised as adjusted to the date of the Election.

A  =

The FMV of one Warrant Share on the date that the relevant Notice of Exercise is received by the Company.

B  =

The Purchase Price (as adjusted to the date of the Election) in accordance with Section 4 hereof.

Common Stock Certificates; Fractional Shares.  As soon as practicable on or after the date of an exercise of this Warrant, the Company shall deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise.  No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon an exercise of this Warrant.

Partial Exercise: Effective Date of Exercise.  In case of any partial exercise of this Warrant, the Holder and the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above.  The Company acknowledges that the person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

TAXES.  The Company shall pay all taxes and other governmental charges that may be imposed in respect of the delivery of shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the delivery of any certificate for shares of Common Stock in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to deliver any stock certificate until such tax or other charge has been paid, or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due.

ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF COMMON STOCK.  The number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities or property receivable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following:

Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares of Common Stock.  The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities at the time deliverable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company’s Stock.  The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities at the time deliverable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company’s Common Stock.Common

Adjustment for Dividends or Distributions of Stock or Other Securities or Property.  In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Registered Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior to such making, issuance or record date.

Reclassification, Conversion.  If the Company, by reclassification or conversion of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable if this Warrant had been exercised immediately prior to such reclassification or conversion or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4.

Adjustment for Capital Reorganization.  Merger or Consolidation.  In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4.  The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant.  If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors.  In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

5.

LOSS OR MUTILATION.  Upon receipt of evidence reasonably satisfactory the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to him, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will cause to be executed and delivered in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

REPRESENTATION AND COVENANT.  The Company hereby covenants that all shares issuable upon exercise of this Warrant, when delivered upon such exercise, shall be validly issued, fully paid and nonassessable and free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws.  Further, the Company hereby covenants to reserve such number of authorized but unissued shares of Common Stock as needed for issuance upon exercise of this Warrant.

TRANSFER.  This Warrant may not be transferred by the Holder without the prior written consent of the Company, which consent may not be unreasonably withheld, unless such transfer is to (i) any principal, shareholder, director or officer of any such entity, (ii) to any spouse, ancestor, descendant of any person referred to in clause (i), or (iii) any trust established for the benefit of any person referred to in clause (i) or clause (ii), or (iv) any person or entity controlling, controlled by or under common control with Holder.  In the event of a transfer to which the Company has previously consented in writing, this Warrant and all rights hereunder may be transferred by the Holder upon delivery of the form of Assignment attached hereto as Exhibit 2 (the “Assignment”), duly executed by the Holder, surrender of this Warrant properly endorsed at the address of the Company and payment of any necessary transfer tax or other governmental charge imposed upon such transfer.  Upon any partial transfer, the Holder and Company will cause to be issued and delivered to the Holder a new Warrant or Warrants with respect to the portion of this Warrant not so transferred.  Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Holder hereof as the owner for all purposes.

RESTRICTIONS ON TRANSFER.  The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the 1933 Act, covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof or the Common Stock issuable upon conversion thereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

COMPLIANCE WITH SECURITIES LAWS.  By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that he/she/it is an “accredited investor” as that term is defined under Rule 501 of Regulation D, that any shares of stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof, that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant or acquired upon conversion thereof will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Holder) and will be “restricted securities” within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

NO RIGHTS OR LIABILITIES AS STOCKHOLDERS.  This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.  In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a holder of the Company for any purpose. Nothing set forth in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of  this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 11, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

NOTICES.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or by telecopier, or by email or otherwise delivered by hand or by messenger, addressed or telecopied to the person to whom such notice or communication is being given at its address set forth after its signature hereto.  In order to be effective, a copy of any notice or communication sent by telecopier or email must be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered personally to the person to whom such notice or communication is being at its address set forth after its signature hereto.  If notice is provided by mail, notice shall be deemed to be given five (5) business days after proper deposit with the United States mail or nationally recognized overnight courier, or immediately upon personally delivery thereof, to person to whom such notice or communication is being at such address.  If notice is provided by telecopier, notice shall be deemed to be given upon confirmation by the telecopier machine of the receipt of such notice at the telecopier number provided above.  If notice is provided by email, notice shall be deemed to be given upon confirmation by the sender’s email program of the receipt of such notice at the email address provided after the signature of the person to whom such notice or communication is being.  The addresses set forth after the signatures hereto may be changed by written notice complying with the terms of this Section 12.

HEADINGS.  The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

LAW GOVERNING.  This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the internal laws of the State of Nevada, without giving effect to the principles of conflicts of law.

NOTICES OF RECORD DATE.  In case:

the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s stock are to receive stock, securities or property of another corporation; or

of any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

of any redemption of any outstanding capital stock of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i)

the date on which a record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up.  Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

SEVERABILITY.  If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

COUNTERPARTS.  For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

SATURDAYS, SUNDAYS AND HOLIDAYS.  If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. on the next business day.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

PREDICTIVE TECHNOLOGY GROUP, INC. By:/s/ Bradley C. Robinson Name: Bradley C Robinson Title: President and CEO
Address for Notices: 2749 East Parleys Way, Suite 101 Salt Lake City, Utah 84109

SIGNATURE PAGE TO WARRANT

EXHIBIT 1

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

WARRANT NO. ______________

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, securities of Predictive Technology Group, Inc., Inc., as provided for therein, and (check the applicable box):

☐

Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ such securities.

☐

Pursuant to the cashless exercise feature set forth in Section 2.1(c).

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:
Address:
Signature:

Note:  The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

EXHIBIT 2

ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

WARRANT NO.___________

For value received, hereby sells, assigns and transfers unto ________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	# of Warrants

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated:

, 20___

Signature:

Notice:  The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to applicable rules promulgated by the SEC.

EXHIBIT C

COMMISSIONS

1.

DEFINITIONS.  As used in this Schedule, except as otherwise provided in this Schedule, the following terms have the following meanings.

a.

“Applicable Percentage” means, with regard to any Customer Commissionable Revenue, Distributor Gross Revenue Fees minus current Distributor commission level, the percentage figure set forth below with regard to the Commissionable Agreement under which those fees are received and the month of the term of that Commissionable Agreement to which those fees relate:

CUSTOMER GROSS REVENUE FEES
Month	Applicable Percentage
1-12	30%
13 +	15%
DISTRIBUTOR GROSS REVENUE FEES
Month	Applicable Percentage
1-12	30% Net of Distributor Commissions(Minimum of 5%)
13+	TBD

b.

“Commissions” means the commissions described in Section 2(a) of this Schedule.

c.

“Commission Period” means a calendar month.

d.

“Commissionable Agreement” means a Service Agreement that (i) is executed during the term of this Agreement, (ii) is between PREDICTIVE and a Customer or Distributor who is in the Market Channel, and (iii) results directly from the sales efforts or account management efforts of FLAGSHIP under this Agreement.

c.

“Commissionable Revenue” means gross sales revenue less (i) discounts, returns, allowances and credits (whenever taken or applied), (ii) sales, use and other taxes, and (iii) shipping and handling charges.

d.

“Renewal” means any renewal or an extension of a Commissionable Agreement or the term of a Commissionable Agreement (or an earlier Renewal), whether that renewal or extension is accomplished by way of the exercise of an option, an automatic renewal provision, an amendment to that Commissionable Agreement (or Renewal), or the entry into a new Commissionable Agreement.

e.

“Service Agreement” means a Service and Supply Agreement that is in writing and in the form of one of PREDICTIVE’s standard forms or such other form as may be approved by PREDICTIVE’s President.

f.

PREDICTIVE will pay commissions on a monthly basis, with the Commissions relating to each Commission Period being paid on or before the last day of the month that follows the end of that Commission Period.

g.

PREDICTIVE will pay Commissions only during the term of this Agreement, and will have no obligation to pay any Commissions following any expiration or termination of this Agreement, regardless of the cause of or reason for such expiration or termination.  Without limiting the forgoing, and for the avoidance of doubt in that regard, following any expiration or termination of this Agreement, regardless of the cause of or reason for such expiration or termination, FLAGSHIP will not be entitled to, and PREDICTIVE will have no obligation to pay, any Commissions with regard to any Commissionable Agreement that may be in effect or in the process of being negotiated at the time of such expiration or termination.

EXHIBIT D

HIPAA BUSINESS ASSOCIATE AGREEMENT

This HIPAA Business Associate Agreement (“Agreement”) is effective on March 1st, 2017 (“Effective Date”) by and between PREDICTIVE BIOTECH, INC. having its principal offices at 2749 East Parleys Way, Suite 101, Salt Lake City, UT 84109, on behalf of itself and its subsidiaries and affiliates (herein called “Covered Entity”), and FLAGSHIPSAILSRX, LLC, a Minnesota limited liability PREDICTIVE having its principal offices at 23505 Smithtown Road, Suite 200, Excelsior, MN 55331(herein called “Business Associate”).

RECITALS

WHEREAS, Business Associate performs functions, activities, or services for, or on behalf of, Covered Entity, and Business Associate may receive, have access to, or create Protected Health Information in connection with such functions, activities or services;

WHEREAS, Covered Entity is subject to the Health Insurance Portability and Accountability Act of 1996 and regulations promulgated thereunder (“HIPAA”), including, but not limited to, the Standards for Privacy of Individually Identifiable Health Information, 45 Code of Federal Regulations Parts 160 and 164 (“Privacy Regulations”) and the Security Standards for the Protection of Electronic Protected Health Information, 45 Code of Federal Regulations Parts 160 and 164 (“Security Regulations”), as amended by the Health Information Technology for Economic and Clinical Health Act, as incorporated in the American Recovery and Reinvestment Act of 2009, and its implementing regulations and guidance issued by the Secretary, all as amended from time to time (the “HITECH Act”);

WHEREAS, HIPAA requires Covered Entity to enter into a contract with Business Associate to provide for the protection of the privacy and security of Protected Health Information before Business Associate is permitted to receive, have access to or create Protected Health Information on behalf of Covered Entity.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

Article 1
DEFINITIONS

When used in this Agreement, the following terms have the following meanings.  Capitalized terms used in this Agreement without definition shall have the meanings given to those terms in HIPAA, the Security Regulations, and the HITECH Act, as applicable, and as all may be amended, extended or replaced from time to time.

1.

“Disclose” and “Disclosure” mean, with respect to Protected Health Information, the release, transfer, provision of access to, or divulging in any other manner of Protected Health Information outside Business Associate’s internal operations or to persons other than its workforce.

2.

“Electronic Protected Health Information” and “Electronic PHI” means “electronic protected health information”, as that term is defined in HIPAA.

3.

“Protected Health Information” and “PHI” mean “protected health information”, as that terms is defined in HIPAA, received by Business Associate from or on behalf of Covered Entity, or created by Business Associate, or is made accessible to Business Associate by Covered Entity.

4.

“Secretary” means the Secretary of the U.S. Department of Health and Human Services.

5.

“Use” and “Uses” mean with respect to Protected Health Information, the sharing, employment, application, utilization, examination or analysis of such Protected Health Information within Business Associate’s internal operations.

Article 2
OBLIGATIONS OF BUSINESS ASSOCIATE

1.

Permitted Uses and Disclosures of PHI.  Business Associate recognizes and agrees that it is obligated by law to comply with the applicable provisions of the HITECH Act and HIPAA.  Business Associate shall Use and Disclose PHI solely as necessary to perform functions, activities or services for, or on behalf of, Covered Entity, provided that such Use or Disclosure would not violate the Privacy Regulations if done by Covered Entity.  Business Associate shall not Use or Disclose PHI for any other purpose, except that if necessary, Business Associate may Use and Disclose PHI for the proper management and administration of Business Associate and to carry out its legal responsibilities; provided that with respect to any such Disclosure either:  (a) the Disclosure is Required by Law; or (b) Business Associate obtains a written agreement from the person to whom the PHI is to be Disclosed that such person will hold the PHI in confidence and will not use and further disclose such PHI except as Required by Law and for the purpose(s) for which it was Disclosed by Business Associate to such person, and that such person will notify Business Associate of any instances of which it is aware in which the confidentiality of the PHI has been breached.

2.

Adequate Safeguards for PHI.  Business Associate warrants that it shall implement and maintain appropriate safeguards to prevent the Use or Disclosure of PHI in any manner other than as permitted by this Agreement.

3.

Mitigation.  Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a Use or Disclosure of PHI by Business Associate in violation of the requirements of this Agreement or of a Breach.

4.

Reporting Non-Permitted Use or Disclosure, Security Incident or Breach.  Business Associate shall report to Covered Entity each Use or Disclosure that is made by Business Associate, its employees, representatives, agents or subcontractors that is not specifically permitted by this Agreement.  In addition, Business Associate shall report to Covered Entity each Security Incident or Breach of which it becomes aware or discovers has occurred to Business Associate or its agents or subcontractors.

i.

Reports of Non-Permitted Uses or Disclosures; Security Incidents.  The initial report of any non-permitted Use or Disclosure or Security Incident shall be made by telephone call to Covered Entity within ten (10) days from the time that Business Associate becomes aware of the non-permitted Use or Disclosure or Security Incident, followed by a written report to the Covered Entity no later than fifteen (15) days from the date that Business Associate becomes aware of the non-permitted Use or Disclosure or Security Incident.

ii.

Reports of Unsuccessful Security Incidents.  For purposes of this Section 4(ii), “Unsuccessful Security Incident” shall mean any Security Incidents that do not result in unauthorized access, use, disclosure, modification or destruction of EPHI or interference with system operations.  To avoid unnecessary burden on either party, Business Associate shall report to Covered Entity Unsuccessful Security Incidents of which it becomes aware only upon request of the Covered Entity.  The frequency, content and the format of the report of Unsuccessful Security Incidents shall be mutually agreed upon by the parties.  If the definition of “Security Incident” is amended under the Security Rule to remove the requirement for reporting “unsuccessful” attempts to use, disclose, modify or destroy EPHI, then this Section 4(ii) shall no longer apply as of the effective date of such amendment.

iii.

Reports of Breach.  The initial report of a Breach shall be made by telephone call to Covered Entity no later than ten (10) days from the time that Business Associate discovers a Breach, followed by a written report to Covered Entity no later than fifteen (15) business days from the date that Business Associate discovers such Breach.  To the extent the information is available to Business Associate, Business Associate’s written report to Covered Entity shall include the information required by 45 CFR §164.410, as may be amended from time to time.  Business Associate shall promptly supplement the written report with additional information regarding the Breach as it obtains such information.

(1)

Business Associate shall document and retain records of its investigation of any Breach, including its reports to Covered Entity under this Section 2.4.2 (Reports of a Breach).

(2)

Business Associate shall cooperate with Covered Entity in meeting Covered Entity’s obligations under the HITECH Act with respect to such Breach.  The parties shall mutually agree upon the timing and method of providing notification of such Breach to the affected individual(s) or others as required by the HITECH Act (“Notification”).

(3)

Business Associate shall reimburse Covered Entity for Covered Entity’s reasonable costs and expenses in providing Notification, including, but not limited to, any administrative costs associated with providing notice, printing and mailing costs, and costs of mitigating the harm (which may include the costs of obtaining credit monitoring services and identity theft insurance, among other costs) for affected individuals whose PHI has or may have been compromised as a result of the Breach.

5.

Availability of Internal Practices, Books and Records to Government Agencies.  Business Associate agrees to make its internal practices, books and records relating to the Use and Disclosure of PHI available to the Secretary, in a time and manner designated by the Covered Entity or the Secretary, for purposes of determining Covered Entity’s compliance with the Privacy Regulations.  Business Associate shall immediately notify Covered Entity of any such requests made by the Secretary and, upon Covered Entity’s request, provide Covered Entity any copies of such documents Business Associate provided to the Secretary.

6.

Access to and Amendment of PHI.  Business Associate shall, to the extent Covered Entity determines that any PHI constitutes a Designated Record Set: (a) make the PHI specified by Covered Entity available to the individual(s) identified by Covered Entity as being entitled to access and copy that PHI; and (b) make any amendments to PHI that are requested by Covered Entity.  Business Associate shall provide such access and make such amendments within fifteen (15) days of receipt of Covered Entity’s request, including making PHI available in an electronic format to the individual(s) identified by Covered Entity as being entitled to obtain access to that PHI in an electronic format, as necessary for Covered Entity to comply with 45 CFR § 164.524, as amended by the HITECH Act.

7.

Accounting of Disclosures.

i.

Upon Covered Entity’s request, Business Associate shall provide to Covered Entity an accounting of each Disclosure of PHI made by Business Associate or its employees, agents, representatives or subcontractors as required by the Privacy Regulations.  Any accounting provided by Business Associate under this Section (Accounting of Disclosures) shall include:  (a) the date of the Disclosure; (b) the name, and address if known, of the entity or person who received the PHI; (c) a brief description of the PHI disclosed; and (d) a brief statement of the purpose of the Disclosure.  For each Disclosure that requires an accounting under this Section (Accounting of Disclosures), Business Associate shall track the information specified in (a) through (d), above, and shall securely maintain the information for six (6) years from the date of the Disclosure.

ii.

If Business Associate is deemed to use or maintain an electronic health record on behalf of Covered Entity, then in addition to maintaining an accounting of Disclosures as set forth above, Business Associate shall maintain an accounting of any Disclosures made through the electronic health record for treatment, payment and health care operations, as applicable.  Such accounting shall comply with the requirements of the HITECH Act.  Upon request by Covered Entity, Business Associate shall provide such accounting to Covered Entity in the time and manner specified by the HITECH Act.  Alternatively, if Covered Entity responds to an individual’s request for an accounting of disclosures made through an electronic health record by providing the requesting individual with a list of all business associates acting on behalf of Covered Entity, then Business Associate shall provide such accounting directly to the requesting individual in the time and manner specified by the HITECH Act.

8.

Use of Subcontractors and Agents.  Business Associate shall require each of its agents and subcontractors that receive PHI from Business Associate to execute a written agreement obligating the agent or subcontractor to comply with all the terms of this Agreement.  Business Associate shall impose appropriate sanctions against any such agents or subcontractors that violate any requirements, restrictions or conditions that apply to Business Associate through this Agreement.

9.

Security.  Business Associate shall maintain a comprehensive, written privacy and security program protecting the confidentiality, integrity and availability of PHI that Business Associate creates, receives, maintains or transmits on behalf of Covered Entity, which includes administrative, technical and physical safeguards appropriate to the size and complexity of Business Associate’s operations and the nature and scope of its activities, and as otherwise required by HIPAA.   Business Associate shall:

i.

Implement and maintain administrative safeguards as required by 45 CFR § 164.308, physical safeguards as required by 45 CFR § 164.310 and technical safeguards as required by 45 CFR § 164.312;

ii.

Implement and document reasonable and appropriate policies and procedures as required by 45 CFR § 164.316;

iii.

Comply with all requirements of the HITECH Act related to security and applicable as if Business Associate were a covered entity; and

iv.

Use its commercially reasonable efforts to implement and maintain technologies and methodologies that render PHI unusable, unreadable or indecipherable to unauthorized individuals as specified in the HITECH Act.

10.

Compliance with Privacy Rule Provisions.  Business Associate shall only Use and Disclose PHI in compliance with each applicable requirement of 45 CFR § 164.504(e).  Business Associate shall comply with all requirements of the HITECH Act related to privacy and applicable as if Business Associate were a covered entity.  Business Associate shall develop and implement policies, procedures and processes to put into practice all applicable requirements of the HITECH Act no later than the applicable effective dates set forth in the HITECH Act.

11.

Agreement to Restriction on Disclosure.  If Covered Entity is required to comply with a restriction on the disclosure of PHI pursuant to Section 13405 of the HITECH Act, then Covered Entity shall, to the extent needed to comply with such restriction, provide written notice to Business Associate of the name of the individual requesting the restriction and the PHI affected thereby.  Business Associate shall, upon receipt of such notification, not Disclose the identified PHI to any health plan for the purposes of carrying out payment or health care operations, except as otherwise Required by Law.

12.

Limited Use of PHI.  To the extent required by the HITECH Act, Business Associate shall limit its Use, Disclosure or request of PHI to a limited data set or, if needed, to the minimum necessary to accomplish the intended Use, Disclosure or request, respectively.  Effective on the date the Secretary issues guidance on what constitutes “minimum necessary” for purposes of HIPAA, Business Associate shall limit its Use, Disclosure or request of PHI to only the minimum necessary as set forth in such guidance.

13.

Remuneration for PHI.  Business Associate agrees that it shall not, directly or indirectly, receive remuneration in exchange for any PHI of Covered Entity except as otherwise permitted by the HITECH Act.

14.

Limitations on Use of PHI for Marketing Purposes.  Business Associate shall not Use or Disclose PHI for the purpose of making a communication about a product or service that encourages recipients of the communication to purchase or use the product or service.

15.

Insurance.  In addition to any insurance Business Associate is required to maintain under the terms of any underlying agreement(s) in which Covered Entity shares PHI with Business Associate, Business Associate agrees to procure and maintain errors and omissions insurance and other liability insurance in amounts as will be necessary to insure Business Associate against any and all claims arising out of its performance of its duties and obligations under this Agreement.  Business Associate will provide Covered Entity with evidence of such coverage upon Covered Entity’s request.

16.

No Offshore Work.  In performing the functions, activities or services for, or on behalf of, Covered Entity, Business Associate shall not, and shall not permit any of its subcontractors, to transmit or make available any PHI to any entity or individual outside the United States without the prior written consent of Covered Entity.

Article 3
TERM AND TERMINATION

1.

Term and Termination.  The term of this Agreement shall be the term of the underlying agreement (or agreements if there are more than one) in which Covered Entity shares PHI with Business Associate or, if there is not such an agreement between the parties, as long as Business Associate continues to perform functions, activities, or services for, or on behalf of, Covered Entity that involve Covered Entity sharing PHI with Business Associate.  In addition to and notwithstanding any termination provisions set forth in the underlying agreement (or agreements if there are more than one) in which Covered Entity shares PHI with Business Associate, this Agreement and such underlying agreement(s) may be terminated, in whole or in part, as determined by Covered Entity:

i.

if Business Associate has breached a provision of this Agreement and Business Associate fails to cure such breach (to the extent a cure for such breach is possible) in thirty (30) days of receiving notice from Covered Entity of such breach; or

ii.

immediately upon written notice by Covered Entity to Business Associate, if Covered Entity reasonably determines, in its sole discretion, that Business Associate has breached a provision of this Agreement and cure is not possible (it is understood that the cure of a Use and/or Disclosure of PHI made in violation of this Agreement is not possible for purposes of this Agreement).

2.

Termination by Business Associate.  If Business Associate knows of a pattern of activity or practice of Covered Entity that constitutes a material breach or violation of Covered Entity’s obligations under this Agreement, then Business Associate shall immediately notify Covered Entity.  With respect to such breach or violation, Business Associate shall (a) take reasonable steps to cure such breach or end such violation, if possible; or (b) if such steps are either not possible or are unsuccessful, upon written notice to Covered Entity, terminate its relationship with Covered Entity; or (c) if such termination is not feasible, report the Covered Entity’s breach or violation to the Secretary.  Business Associate shall notify Covered Entity prior to reporting the Covered Entity’s breach or violation to the Secretary.

3.

Disposition of PHI Upon Termination or Expiration.  Upon termination or expiration of the underlying agreement (or upon termination or expiration of each underlying agreement if there are more than one) in which Covered Entity shares PHI with Business Associate or, if there is not such an agreement between the parties, when Business Associate ceases to perform functions, activities or services for, or on behalf of, Covered Entity that involved Covered Entity sharing PHI with Business Associate, Business Associate shall either return or destroy, at the parties’ mutual agreement, all PHI in the possession or control of Business Associate and its agents and subcontractors related to such agreement(s).  However, if the parties reasonably determine that neither return nor destruction of PHI is feasible, Business Associate may retain PHI provided that Business Associate:  (a) continues to comply with the provisions of this Agreement for as long as it retains PHI; and (b) further limits Uses and Disclosures of PHI to those purposes that make the return or destruction of PHI infeasible.

Article 4
MISCELLANEOUS

1.

Survival. Business Associate’s obligations under Article II and Sections 3.3, 4.3 and 4.13 shall survive the termination or expiration of this Agreement.

2.

No Third Party Beneficiaries.  There are no third party beneficiaries to this Agreement.

3.

Ownership.  Covered Entity shall retain all ownership rights to the PHI that Business Associate receives, has access to, or creates, in order to perform functions, activities or services on behalf of Covered Entity and any information derived from such PHI.

4.

Amendment to Comply with Law.  The parties acknowledge that state and federal laws relating to electronic data security and privacy are rapidly evolving and that amendment of this Agreement may be required to provide for procedures to ensure compliance with such developments.  The parties specifically agree to take such action as is necessary to implement the standards and requirements of HIPAA, the HITECH Act, and other applicable laws relating to the security or privacy of PHI.  Upon Covered Entity’s request, Business Associate agrees to promptly enter into negotiations with Covered Entity concerning the terms of any amendment to this Agreement embodying written assurances consistent with the standards and requirements of HIPAA, the HITECH Act, or other applicable laws.  Covered Entity may terminate the Agreement upon thirty (30) days written notice in the event Business Associate does not enter into an amendment to the Agreement providing assurances regarding the safeguarding of PHI that Covered Entity, in its reasonable discretion, deems sufficient to satisfy the standards and requirements of HIPAA, the HITECH Act, or other applicable laws.

5.

Relationship to Other Agreement Provisions.  In the event that a provision of this Agreement is contrary to a provision of an underlying agreement(s) in which Covered Entity shares PHI with Business Associate, the provision of this Agreement shall control.  Otherwise, this Agreement shall be construed under, and in accordance with, the terms of such underlying agreement(s) between Business Associate and Covered Entity.

6.

Modification of Agreement.  No alteration, amendment, or modification of the terms of this Agreement shall be valid or effective unless in writing and signed by Business Associate and Covered Entity.

7.

Non-Waiver.  A failure of any party to enforce at any time any term, provision or condition of this Agreement, or to exercise any right or option herein, shall in no way operate as a waiver thereof, nor shall any single or partial exercise preclude any other right or option herein; in no way whatsoever shall a waiver of any term, provision or condition of this Agreement be valid unless in writing, signed by the waiving party, and only to the extent set forth in such writing.

8.

Agreement Drafted By All Parties.  This Agreement is the result of arm’s length negotiations between the parties and shall be construed to have been drafted by all parties such that any ambiguities in this Agreement shall not be construed against either party.

9.

Severability.  If any provision of this Agreement is found to be invalid or unenforceable by any court, such provision shall be ineffective only to the extent that it is in contravention of applicable laws without invalidating the remaining provisions hereof.

10.

Section Headings.  The section headings contained herein are for convenience in reference and are not intended to define or limit the scope of any provision of this Agreement.

11.Counterparts; Facsimile Copy.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties as of the Effective Date at such time as all the signatories hereto have signed a counterpart of this Agreement.  Facsimile copies shall be deemed to be as valid as the original.

12.

Notices.  Any notices required or permitted to be given hereunder by either party to the other shall be given in writing: (a) by personal delivery; (b) by electronic facsimile with confirmation sent by United States first class registered or certified mail, postage prepaid, return receipt requested; (c) by bonded courier or by a nationally recognized overnight delivery service; or (d) by United States first class registered or certified mail, postage prepaid, return receipt requested, in each case, addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other addresses as the parties may request in writing by notice given pursuant to this Section (Notices)).  Notices shall be deemed received on the earliest of personal delivery, upon delivery by electronic facsimile with confirmation from the transmitting machine that the transmission was completed, twenty-four (24) hours following deposit with a bonded courier or overnight delivery service; or seventy-two (72) hours following deposit in the U.S. Mail as required herein.

13.

Applicable Law and Venue.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah (without regard to principles of conflicts of laws).  The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the state or federal (if permitted by law and a party elects to file an action in federal court) courts located in Salt Lake City County, Utah.  This choice of venue is intended by the parties to be mandatory and not permissive in nature, and to preclude the possibility of litigation between the parties with respect to, or arising out of, this Agreement in any jurisdiction other than that specified in this Section (Applicable Law and Venue).  Each party waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section (Applicable Law and Venue).  Each party agrees to waive a jury trial in any action hereunder.

14.

Interpretation.  Any ambiguity in this Agreement shall be resolved to permit Covered Entity to comply with HIPAA and the HITECH Act, as applicable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date set forth above.

PREDICTIVE TECHNOLOGY GROUP, INC.:	FLAGSHIPSAILSRX, LLC:

By:/s/ Bradley C. Robinson Print Name: Bradley C. Robinson Title: President and CEO Dated:	By: Print Name: Title: Dated: